UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2007

Commission File Number: 333-135946

HEMIS CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

     Neuhofstrasse 8
8600 Dübendorf, Switzerland
(Address of principal executive offices)

011 41 (43) 355 0228
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Dorado Inc. Agreement

On February 28, 2007 Hemis Corporation (the “Hemis”) entered into a consulting agreement with Dorado Inc. (“Dorado”) pursuant to which Dorado has agreed to provide consultant services to Hemis on the following terms:

Consultant Services

Dorado will assist Hemis in the provision of human resources services, in particular:

  assist the Company in developing recruitment policies to attract mining personnel for executive, administrative, operational and supervisory roles;
  ensure high quality procedures are in place, which are in line with legislative and Company policy governing recruitment and selection;
  build on existing systems to create human resource tools including job descriptions, competency profiles and appointment letters to improve efficiency and develop uniformity across the organization;
  develop and implement contemporary recruitment methods to attract top quality candidates appropriate to the position and Company needs; and
  provide coaching and mentoring services to managers and executives to develop recruitment skills in addition to providing input into the matching of potential candidates to suitable positions.

Dorado has also agreed to assist Hemis with its mining efforts, in particular:

  identify at least 12 potential mining projects during the Term (approximately one project each month) (together the "Potential Projects");
  assist the Company in conducting due diligence on any of the Potential Projects that the Company wishes to review further, including finding and arranging for the hire by the Company of third party reviewers;
  assist the Company in negotiating mining options, rights or leases with owners of the Potential Projects in which the Company wishes to acquire rights; and
  introduce the Company to potential geologists and other advisors and consultants that the Company may retain in the future.

Remuneration

In consideration for the provision of the Consulting Services, Hemis will pay Dorado a fee of US $1,500,000 as a flat fee, payable in advance, and which may be paid by the issuance of the Hemis’ common stock.

Term

The term of the agreement shall begin as of February 28, 2007 and shall continue until February 27, 2008.

Battle X Agreement

On March 1, 2007 Hemis entered into a consulting agreement with Battle X Inc. (“Battle X”) pursuant to which Battle X has agreed to provide consultant services to Hemis on the following terms:

Consultant Services

Battle X will assist Hemis in the provision of managerial consulting services, in particular:

  Review, assess and reorganise Hemis’ current corporate profile;
  Perform needs assessment analysis and recommend changes;
  Undertake corporate goal planning i.e. reviewing corporate objectives and providing recommendations on how best to achieve optimization; and
  Undertake strategic planning assessment i.e. defining current strategies and recommending new strategic managerial practices.

Battle X has also agreed to assist Hemis by way of introductions to certain companies, in particular:

  Introduce the Company to Westgate Corporation;
  Introduce the Company to German based mining companies;
  Introduce the Company to Swiss based mining companies; and
  Introduce the Company to Austrian based mining companies.

Remuneration

In consideration for the provision of the Consulting Services during the Term, the Company will pay the Consultant with the issuance of an aggregate of 2,000,000 common shares of the Company.

Term

The term of the agreement shall begin as of March 1, 2007 and shall continue until December 31, 2007.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007	HEMIS CORPORATION
(Registrant)

	By:	/s/ Norman Meier
President and Chief Executive Officer